As filed with the Securities and Exchange Commission on August 2, 2007

Registration No. 333-83019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0730780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PPG Industries, Inc.

One PPG Place

Pittsburgh, Pennsylvania 15272

(412) 434-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Diggs, Esq.

Senior Vice President, General Counsel and Secretary

PPG Industries, Inc.

One PPG Place

Pittsburgh, Pennsylvania 15272

(412) 434-3131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

With a Copy to:

Michael C. McLean, Esq.

Kristen L. Stewart, Esq.

Kirkpatrick & Lockhart Preston Gates Ellis LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

(412) 355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 412(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES

The Registrant hereby deregisters the remaining $500,000,000 in initial aggregate offering price of debt securities of PPG Industries, Inc. (“PPG”) previously registered pursuant to this Registration Statement for sale by PPG. As a result of this deregistration, no securities remain registered for sale pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 2, 2007.

PPG INDUSTRIES, INC.

By:	/S/ WILLIAM H. HERNANDEZ

Name:	William H. Hernandez
Title:	Senior Vice President, Finance,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ CHARLES E. BUNCH Charles E. Bunch	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 2, 2007

/S/ WILLIAM H. HERNANDEZ William H. Hernandez	Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 2, 2007

James G. Berges	Director

Hugh Grant	Director

Victoria F. Haynes	Director

* Michele J. Hooper	Director

* Robert Mehrabian	Director

Robert Ripp	Director

* Thomas J. Usher	Director

* David R. Whitwam	Director

*By	/S/ WILLIAM H. HERNANDEZ	Attorney-in-Fact	August 2, 2007
William H. Hernandez